Exhibit 99.1

STAG INDUSTRIAL ANNOUNCES THIRD QUARTER 2014 RESULTS

Boston, MA — October 30, 2014 - STAG Industrial, Inc. (the “Company”) (NYSE:STAG), a real estate investment trust focused on the acquisition and management of single-tenant industrial properties throughout the United States, today announced its financial and operating results for the third quarter of 2014.

Third Quarter Highlights:

•                 Generated Core Funds from Operations (“Core FFO”) of $21.0 million compared to $17.5 million for the third quarter of 2013, an increase of 20%. This represents $0.36 per diluted share compared to $0.35 per diluted share in the third quarter of 2013, an increase of 3%. For the nine months ended September 30, 2014, Core FFO increased 23% in the aggregate and 9% on a diluted per share basis compared to the same period last year.

•                 Generated Adjusted Funds from Operations (“AFFO”) of $20.4 million compared to $17.6 million for the third quarter of 2013, an increase of 16%. For the nine months ended September 30, 2014, AFFO increased 26% in the aggregate compared to the same period last year.

•                 Increased monthly common dividend by 2.3% to $0.1125 per share commencing with the January 2015 dividend. The increase equates to an annual dividend of $1.35 per share, or a yield of 6.5% based on the quarter ended stock price of $20.71.

•                 Acquired 18 industrial buildings consisting of approximately 3.5 million square feet for $173.7 million.

•                 Achieved quarter end occupancy on the Company’s portfolio of 94.8%.

•                 Executed leases for approximately 629,000 square feet.

•                 Achieved a retention rate of 98.5% for leases expiring in the quarter.

•                 Raised gross proceeds of $44.7 million under the Company’s “At the Market” offering programs (“ATM”).

•                 Appointed Jeffrey M. Sullivan as Executive Vice President, General Counsel and Secretary, effective January 1, 2015.

“A very strong quarter for the Company with record acquisition volume and strong leasing results,” said Ben Butcher, CEO of STAG. “We look forward to carrying the momentum established in the third quarter into our traditionally strong fourth quarter’s activity and on into 2015.”

Acquisition Activity and Guidance

During the three months ended September 30, 2014, the Company acquired 18 industrial buildings consisting of approximately 3.5 million square feet for $173.7 million. The acquired properties were 97.2% occupied at closing. Details of the acquired properties are shown in the chart below:

THIRD QUARTER 2014 ACQUISITIONS

Location (CBSA)	Date Acquired	Square Feet	Buildings	Cost (MM)	Weighted Average Lease Term (Years)
Minneapolis-St. Paul-Bloomington, MN-WI	7/30/2014	244,050	1	$9.8	4.3
Charlotte-Concord-Gastonia, NC-SC	8/18/2014	166,980	1	5.0	1.8
Charlotte-Concord-Gastonia, NC-SC	8/18/2014	101,591	1	4.1	4.3
Ashville, NC	8/27/2014	146,014	1	4.4	8.0
El Paso, TX	9/18/2014	994,097	4	58.4	2.9
Richmond, VA	9/22/2014	100,000	1	5.0	8.3
Harrisburg-Carlisle, PA	9/23/2014	1,077,054	4	45.9	4.0
Cincinnati, OH-KY-IN	9/25/2014	116,200	1	7.5	4.4
Boulder, CO	9/29/2014	159,611	1	13.9	3.0
Kansas City, MO-KS	9/30/2014	276,219	2	13.3	11.3
Reno, NV	9/30/2014	87,264	1	6.4	5.9
Total/Weighted Average		3,469,080	18	$173.7	4.4

During the nine months ended September 30, 2014, the Company acquired 31 industrial buildings consisting of approximately 6.6 million square feet for $292.7 million. The chart below reflects the acquisition activity during the nine months ended September 30, 2014:

2014 ACQUISITION ACTIVITY

Quarter	Square Feet (MM)	Buildings	Cost (MM)	Weighted Average Lease Term (Years)
Q1	1.0	4	$37.3	4.9
Q2	2.1	9	81.7	4.9
Q3	3.5	18	173.7	4.4
Total/Weighted Average	6.6	31	$292.7	4.6

Subsequent to quarter end, and through October 30, 2014, the Company acquired one industrial building consisting of 98,151 square feet for $6.2 million. This building was under contract as of September 30, 2014. As of October 30, 2014, the Company had entered into contracts to acquire 12 industrial buildings for $147.7 million. Included in the acquisitions under contract are three build-to-suit transactions, which are scheduled to close in the second quarter of 2015. The Company also executed non-binding letters of intent (“LOI”) to acquire five additional industrial buildings for $106.3 million. These contracts and LOIs are subject to various conditions, including the negotiation and execution of a definitive purchase and sale agreement with respect to the buildings subject to the LOIs, which have not yet been satisfied and there can be no assurance that the transactions will be consummated.

As of October 30, 2014, the pipeline of potential acquisitions exceeded $1.4 billion and 112 industrial buildings. The pipeline is a point in time measure that includes all of the transactions under consideration by the Company’s acquisitions group that have passed the initial screening process. It also includes transactions under contract and transactions with non-binding LOIs.

Inclusive of contracts executed but not yet closed, the Company has closed or committed to close a total of $446.6 million of acquisitions year-to-date. This exceeds the Company’s full year 2014 target of $325 million to $350 million of acquisitions, an amount that represented 25% growth in the Company’s December 31, 2013 real estate cost basis. In 2015, consistent with past years, the Company will target acquiring industrial buildings equal to 25% of the December 31, 2014 portfolio on a real estate cost basis.

Leasing Activity

During the three months ended September 30, 2014, the Company executed leases consisting of approximately 629,000 square feet. The leases signed are detailed below:

THIRD QUARTER 2014 LEASING ACTIVITY

Lease Type	Count	Square Feet	Base Rent $/PSF	Lease Commissions $/PSF	Tenant Improvement $/PSF	Total Costs $/PSF
New Leases(1)	1	74,400	$5.44	$0.66	$0.40	$1.06
Renewal Leases	6	470,623	4.83	0.80	3.09	3.89
Total /Weighted Average New & Renewal Activity	7	545,023	$4.91	$0.78	$2.72	$3.50
Temporary Leases / License Agreements	3	83,770
Total Leasing Activity	10	628,793

(1)New leases consist of one new lease for 28,800 square feet and three leases, which are included in the renewal lease count, that added 45,600 square feet of new space at renewal.

During the nine months ended September 30, 2014, the Company executed approximately 3.2 million square feet of leases of all types, comprised of 2.8 million square feet of renewal leases and 437,000 square feet of new leases. The chart below reflects the leasing activity:

2014 LEASING ACTIVITY

Quarter	New Square Feet	Renewal Square Feet	Total Leasing Activity Square Feet
Q1	125,400	1,121,781	1,247,181
Q2	209,952	1,138,479	1,348,431
Q3	101,900	526,893	628,793
YTD	437,252	2,787,153	3,224,405

Six leases consisting of approximately 766,000 square feet expired in the third quarter and the tenant retention rate for these leases is 98.5%. The rental rate on the renewed leases expiring in the third quarter increased 3.5% on a cash basis and 7.5% on a GAAP basis. The tenant retention rate for the nine months ended September 30, 2014 is 69.0% as detailed in the chart below:

2014 RETENTION RATES

Quarter	Retention Rate
Q1	75.4%
Q2	35.1%
Q3	98.5%
Weighted Average YTD	69.0%

Subsequent to September 30, 2014, the Company has executed four leases consisting of 432,500 square feet.

As of October 30, 2014, the Company had 11 leases in negotiation for approximately 1.2 million square feet. These negotiations are subject to various conditions which have not yet been satisfied and there can be no assurance that the transactions will be consummated.

Portfolio Highlights

The Company’s portfolio, inclusive of the new acquisitions, totaled approximately 44.5 million square feet as of September 30, 2014, representing an increase in square footage of 26% since September 30, 2013. Occupancy for the portfolio was 94.8% at the end of the quarter compared to 94.0% at end of the third quarter 2013. Year-over-year, same store occupancy decreased from 92.9% to 92.6%. Portfolio characteristics are detailed in the chart below:

PORTFOLIO CHARACTERISTICS

	September 30, 2014	September 30, 2013
Square Feet	44,499,166	35,256,122
# of Tenants	212	177
Average Lease Size	170,802	157,780
Average Building Age	29	29
Average Clear Height (1)	25-29	26-29

(1) Excludes office buildings.

The chart below details the Company’s tenant profile:

TENANT PROFILE

	September 30, 2014	September 30, 2013
Top Tenant %	2.4%	3.0%
Top Ten Tenant %	15.0%	17.7%
Average Tenant %	0.5%	0.6%
% Tenants Publicly Rated (1)	57.2%	55.9%
% Tenants Investment Grade Rated (1)	29.9%	31.2%
% Tenants > $100MM in Revenue(1)	87.5%	86.2%
% Tenants >$1B in Revenue(1)	58.4%	62.0%

(1)Based on annualized rent and the inclusion of tenants, guarantors, and / or parents.

Key Financial Measures

Core FFO and AFFO for the third quarter were $21.0 million and $20.4 million, respectively. The Company believes that Core FFO and AFFO are useful supplemental measures of the Company’s operating performance as they provide a more meaningful and consistent comparison of the Company’s operating performance and allow investors to more easily compare the Company’s operating results.

The Company continued its accretive growth of recurring operating income during the three months ended September 30, 2014, with Core FFO growing 20% as compared to the three months ended September 30, 2013 in the aggregate and 3% on a diluted, per share basis. AFFO also grew 16% over the same period. The Company’s key financial measures are noted in the chart below:

KEY FINANCIAL MEASURES

	Three months ended September 30,			Nine months ended September 30,
Metrics	2014	2013	% Change	2014	2013	% Change
($000,000s, except per share data)
Cash Net Operating Income	$35.4	$29.3	21%	$101.0	$81.7	24%
Core FFO	$21.0	$17.5	20%	$60.3	$49.0	23%
Core FFO per share / unit - diluted	$0.36	$0.35	3%	$1.09	$1.00	9%
AFFO	$20.4	$17.6	16%	$60.3	$47.9	26%

Net Income for the three months ended September 30, 2014 was $251,000. Included in Net Income is depreciation and amortization expense of $22.0 million. A reconciliation of Net Income to Cash Net Operating Income (“NOI”), adjusted earnings before interest, tax, depreciation and amortization (“Adjusted EBITDA”), Core FFO, FFO, and AFFO, all non-GAAP financial measures, appears at the end of this release.

Capital Markets Activity, Liquidity and Financial Statistics

As of September 30, 2014, the Company had $204.3 million of total liquidity comprised of $5.3 million of cash and $199.0 million of immediate availability on the Company’s unsecured credit facility and unsecured term loans. The Company also had $45.0 million of additional capacity on its unsecured facilities for future acquisitions, subject to customary terms and conditions.

As of September 30, 2014, the Company’s enterprise value was approximately $2.1 billion comprised of $1.2 billion of equity market capitalization, $139.0 million of preferred equity and total debt of $678.2 million.

During the three months ended September 30, 2014, Fitch Ratings assigned a ‘BBB-’ rating, to STAG Industrial Operating Partnership L.P.’s $50 million, 12-year unsecured notes that closed during the quarter. Fitch Ratings also re-affirmed its ‘BBB-’ rating for the Company and its operating partnership, with additional ratings as follows: senior unsecured: ‘BBB-’, and preferred equity: ‘BB’. Subsequent to September 30, 2014, Fitch Ratings assigned a ‘BBB-’ rating to STAG Industrial Operating Partnership, LP’s $50 million, 10-year unsecured notes that were issued on October 1, 2014, and re-affirmed the above mentioned ratings.

As of September 30, 2014, the Company had approximately $678.2 million of debt outstanding with aweighted average remaining term of 4.5 years and a weighted average interest rate of 3.6%. During the three months ended June 30, 2014, the Company executed a $100 million private placement of senior unsecured notes consisting of $50 million of 10-year notes and $50 million of 12-year notes. Borrowings under both tranches of notes bear interest at a fixed rate of 4.98%. The 12-year notes were issued on July 1, 2014 and the 10-year notes were issued on October 1, 2014. The chart below details the Company’s debt capital structure and financial ratios:

DEBT CAPITAL STRUCTURE AND FINANCIAL RATIOS

	September 30, 2014		September 30, 2013
Total Debt ($000s)	$678,192		$496,686
Weighted Average Duration (years)	4.5		5.2
Weighted Average Interest Rate	3.62%		3.98%
% Secured	33%		54%
% Maturing Next 12 Months	0.0%		0.0%
Net Debt to Real Estate Cost Basis	40%		37%
Total Debt to Enterprise Value	33%		30%
Interest Coverage Ratio	5.0	x	5.0	x
Net Debt to Adjusted EBITDA (1)	5.5	x	4.6	x

(1) Annualized Adjusted EBITDA as defined at the end of this release.

During the three months ended September 30, 2014, the Company issued 2.0 million shares of common stock under its ATM offering programs realizing net proceeds of $44.0 million. The Company has two ATM programs with a total of $200.8 million available. The chart below reflects the activity in the ATM programs for the nine months ended September 30, 2014:

2014 ATM ACTIVITY

ATM	Shares Issued	Price per Share (Weighted Avg)	Gross Proceeds (MM)	Net Proceeds (MM)
Q1	3,431,459	$22.61	$77.6	$76.4
Q2	1,756,613	23.79	41.8	41.2
Q3	2,003,465	22.32	44.7	44.0
Total/Weighted Average	7,191,537	$22.82	$164.1	$161.6

Subsequent to quarter end, on October 20, 2014, the Company closed a marketed, overnight common stock offering of 6,325,000 shares, inclusive of underwriters’ option to purchase additional shares, at a price of $21.20 per share. The Company raised gross proceeds of $134.1 million and net proceeds of $128.2 million. A significant number of the allocated shares were to new and existing large, dedicated REIT investors.

Personnel

On September 8, 2014, Kathryn Arnone, Executive Vice President, General Counsel and Secretary of the Company, notified the Company that she is resigning effective December 31, 2014. Ms. Arnone has served in these capacities since the Company went public in 2011 and served as General Counsel to the Company’s predecessor business since 2006. Simultaneously, the Company announced the appointment of Jeffrey M. Sullivan, a partner at Hunton & Williams LLP, by the Board of Directors to serve as Executive Vice President, General Counsel and Secretary of the Company, effective January 1, 2015. Mr. Sullivan’s practice has focused on securities law, mergers and acquisitions, corporate governance matters and general corporate law, primarily involving REITs and other real estate companies, private equity funds and underwriters. Mr. Sullivan has represented the Company since it initiated its efforts to become a public company.

During the second and third quarter of 2014, three of the Company’s executive officers entered into standard 10b5-1 trading plans to diversify their personal assets. The trading plans meet the guidelines promulgated by the Board of Directors and eliminate officer discretion regarding the timing of sales. These programmatic sales represent the first sales of stock by any executive officer of the Company. All executive officers continue to hold significant ownership positions in the Company, well in excess of the stock ownership requirements established by the Board of Directors, and continue to receive a majority of their compensation in the form of Company equity. The Board of Directors supports these sale efforts.

Dividends

The Board of Directors declared an increase in the Company’s monthly common stock dividend from a rate of $0.11 per share to $0.1125 per share, commencing with the January 2015 dividend. The increase equates to an annual dividend of $1.35 per common share and represents an annual distribution rate of 6.5% based on the Company’s September 30, 2014 stock price of $20.71 per share. The record and payment dates for the 2014 fourth quarter and 2015 first quarter dividends are as follows:

DIVIDENDS DECLARED

Month	Record Date	Payment Date	Dividend
October-2014	October 31, 2014	November 17, 2014	$0.1100
November-2014	November 28, 2014	December 15, 2014	$0.1100
December-2014	December 31, 2014	January 15, 2015	$0.1100
January-2015	January 30, 2015	February 17, 2015	$0.1125
February-2015	February 27, 2015	March 16, 2015	$0.1125
March-2015	March 31, 2015	April 15, 2015	$0.1125

The Company’s Board of Directors has declared a December 15, 2014 record date for the fourth quarter preferred stock dividends for its 9.0% Series A Cumulative Redeemable Preferred Stock (NYSE: STAG Pr A) (“Series A Preferred”) and its 6.625% Series B Cumulative Redeemable Preferred Stock (NYSE: STAG Pr B) (“Series B Preferred”). The Company confirmed that the dividend for the Series A Preferred is $0.5625 per share, which equates to $2.25 per share on an annualized basis, and the dividend for the Series B Preferred is $0.4140625 per share, which equates to $1.65625 per share on an annualized basis. Both preferred stock dividends will be payable on December 31, 2014.

Conference Call

The Company will host a conference call on Friday, October 31, 2014, at 11:00 a.m. (Eastern Time) to discuss the quarter’s results. The call can be accessed live over the phone toll-free by dialing (877) 407- 4018, or for international callers, (201) 689-8471. A replay will be available shortly after the call and can be accessed by dialing (877) 870-5176, or for international callers, (858) 384-5517. The passcode for the replay is 13591750. The replay will be available until November 7, 2014.

Interested parties may also listen to a simultaneous webcast of the conference call by visiting the Investor Relations section of the Company’s website at www.stagindustrial.com, or by clicking on the following link:

http://ir.stagindustrial.com/corporateprofile.aspx?iid=4263385

Supplemental Schedules

The Company has provided a supplemental information package to provide additional disclosure and financial information on its website (www.stagindustrial.com) under the “Presentations” tab in the Investor Relations section.

Additional information is also available on the Company’s website at www.stagindustrial.com.

CONSOLIDATED BALANCE SHEETS

STAG Industrial, Inc.

(unaudited, $000s, except share data)

	September 30, 2014	December 31, 2013
Assets
Rental Property:
Land	$169,808	$134,399
Buildings	1,141,478	944,647
Less: accumulated depreciation	(96,849)	(71,653)
Total rental property, net	1,214,437	1,007,393
Cash and cash equivalents	5,290	6,690
Restricted cash	6,668	6,806
Tenant accounts receivable, net	15,371	13,790
Prepaid expenses and other assets	21,656	16,526
Interest rate swaps	2,192	3,924
Due from related parties	150	185
Deferred leasing intangibles, net of accumulated amortization of $133,866 and $95,201, respectively	235,226	214,967
Total assets	$1,500,990	$1,270,281
Liabilities and Equity
Liabilities:
Mortgage notes payable	$222,192	$225,591
Unsecured Notes	50,000	—
Unsecured credit facility	106,000	80,500
Unsecured term loans	300,000	250,000
Accounts payable, accrued expenses and other liabilities	24,304	18,574
Interest rate swaps	228	—
Tenant prepaid rent and security deposits	10,005	8,972
Dividends and distributions payable	6,565	5,166
Deferred leasing intangibles, net of accumulated amortization of $5,875 and $4,520, respectively	7,586	6,914
Total liabilities	726,880	595,717
Equity:
Preferred stock, par value $0.01 per share, 10,000,000 shares authorized
Series A, 2,760,000 shares (liquidation preference of $25.00 per share) issued and outstanding at September 30, 2014 and December 31, 2013	69,000	69,000
Series B, 2,800,000 shares (liquidation preference of $25.00 per share) issued and outstanding at September 30, 2014 and December 31, 2013	70,000	70,000
Common stock, par value $0.01 per share, 100,000,000 shares authorized, 57,216,577 and 44,764,377 shares issued and outstanding at September 30, 2014 and December 31, 2013, respectively	572	447
Additional paid-in capital	783,518	577,039
Common stock dividends in excess of earnings	(176,851)	(116,877)
Accumulated other comprehensive income	1,627	3,440
Total stockholders’ equity	747,866	603,049
Noncontrolling interest	26,244	71,515
Total equity	774,110	674,564
Total liabilities and equity	$1,500,990	$1,270,281

CONSOLIDATED STATEMENTS OF OPERATIONS

STAG Industrial, Inc.

(unaudited, $000s, except share data)

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
Revenue
Rental income	$36,774	$30,171	$106,095	$84,210
Tenant recoveries	5,399	4,265	17,094	11,399
Other income	185	207	594	865
Total revenue	42,358	34,643	123,783	96,474
Expenses
Property	7,694	6,299	24,285	17,182
General and administrative	5,704	4,376	19,462	13,385
Property acquisition costs	2,190	986	3,437	2,831
Depreciation and amortization	21,983	17,261	62,606	48,903
Other expenses	181	89	611	336
Total expenses	37,752	29,011	110,401	82,637
Other income (expense)
Interest income	3	3	11	9
Interest expense	(6,462)	(5,370)	(17,941)	(14,866)
Gain on sales of real estate	2,104	—	2,153	—
Total other income (expense)	(4,355)	(5,367)	(15,777)	(14,857)
Net income (loss) from continuing operations	$251	$265	$(2,395)	$(1,020)
Discontinued operations
Income attributable to discontinued operations	—	29	—	248
Gain on sale of real estate	—	—	—	464
Total income attributable to discontinued operations	—	29	—	712
Net Income (loss)	$251	$294	$(2,395)	$(308)
Less: loss attributable to noncontrolling interest after preferred stock dividends	(90)	(335)	(784)	(958)
Net income (loss) attributable to STAG Industrial, Inc.	$341	$629	$(1,611)	$650
Less: preferred stock dividends	2,712	2,712	8,136	6,783
Less: amount allocated to unvested restricted stockholders	87	64	258	197
Net loss attributable to common stockholders	$(2,458)	$(2,147)	$(10,005)	$(6,330)
Weighted average common shares outstanding — basic and diluted	55,354,125	42,753,722	51,157,219	41,766,740
Loss per share — basic and diluted
Loss from continuing operations attributable to common stockholders	$(0.04)	$(0.05)	$(0.20)	$(0.16)
Income from discontinued operations attributable to common stockholders	$—	$—	$—	$0.01
Loss per share — basic and diluted	$(0.04)	$(0.05)	$(0.20)	$(0.15)

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

STAG Industrial, Inc.

(unaudited, $000s, except share data)

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
NET OPERATING INCOME RECONCILIATION
Net income (loss)	$251	$294	$(2,395)	$(308)
Asset management fee income	(143)	(192)	(463)	(707)
General and administrative	5,704	4,376	19,462	13,358
Property acquisition costs	2,190	986	3,437	2,831
Depreciation and amortization	21,983	17,463	62,606	49,508
Interest income	(3)	(3)	(11)	(9)
Interest expense	6,462	5,370	17,941	14,866
Offering costs	—	—	—	27
Other expenses	181	89	611	336
Gain on sales of real estate	(2,104)	—	(2,153)	(464)
NET OPERATING INCOME	$34,521	$28,383	$99,035	$79,438

Net operating income	$34,521	$28,383	$99,035	$79,438
Straight-line rent adjustments, net	(689)	(632)	(2,643)	(2,139)
Intangible amortization in rental income, net	1,581	1,524	4,600	4,399
CASH NET OPERATING INCOME	$35,413	$29,275	$100,992	$81,698

Cash net operating income	$35,413	$29,275	$100,992	$81,698
New property cash net operating income	(7,357)	(741)	(29,748)	(7,569)
Cash net operating income from sales of real estate	(127)	(433)	(467)	(1,418)
SAME STORE CASH NET OPERATING INCOME	$27,929	$28,101	$70,777	$72,711

ADJUSTED EBITDA RECONCILIATION
Net income (loss)	$251	$294	$(2,395)	$(308)
Intangible amortization in rental income, net	1,581	1,524	4,600	4,399
Property acquisition costs	2,190	986	3,437	2,831
Depreciation and amortization	21,983	17,463	62,606	49,508
Interest income	(3)	(3)	(11)	(9)
Interest expense	6,462	5,370	17,941	14,866
Offering costs	—	—	—	27
Gain on sales of real estate	(2,104)	—	(2,153)	(464)
Consultant services	—	—	2,839	—
ADJUSTED EBITDA	$30,360	$25,634	$86,864	$70,850

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

STAG Industrial, Inc.

(unaudited, $000s, except share data)

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
CORE FUNDS FROM OPERATIONS RECONCILIATION
Net income (loss)	$251	$294	$(2,395)	$(308)
Rental property depreciation and amortization	21,900	17,463	62,444	49,508
Gain on sales of real estate	(2,104)	—	(2,153)	(464)
Funds from operations	$20,047	$17,757	$57,896	$48,736
Preferred stock dividends	(2,712)	(2,712)	(8,136)	(6,783)
Amount allocated to unvested restricted stockholders	(87)	(64)	(258)	(197)
Funds from operations attributable to common stockholders and unit holders	$17,248	$14,981	$49,502	$41,756

Funds from operations attributable to common stockholders and unit holders	$17,248	$14,981	$49,502	$41,756
Intangible amortization in rental income, net	1,581	1,524	4,600	4,399
Termination income	—	—	(35)	—
Property acquisition costs	2,190	986	3,437	2,831
Offering costs	—	—	—	27
Consultant services	—	—	2,839	—
CORE FUNDS FROM OPERATIONS	$21,019	$17,491	$60,343	$49,013

Weighted average shares and units outstanding
Weighted average common shares	55,354,125	42,753,722	51,157,219	41,766,740
Weighted average restricted shares	264,438	214,389	270,530	220,466
Weighted average units	2,108,708	6,898,650	4,138,116	6,554,247
Weighted average shares and units outstanding — basic	57,727,271	49,866,761	55,565,865	48,541,453
Unvested outperformance plan	—	497,018	—	497,018
Weighted average shares and units outstanding — diluted	57,727,271	50,363,779	55,565,865	49,038,471
CORE FUNDS FROM OPERATIONS PER SHARE / UNIT - BASIC	$0.36	$0.35	$1.09	$1.01
CORE FUNDS FROM OPERATIONS PER SHARE / UNIT - DILUTED	$0.36	$0.35	$1.09	$1.00

ADJUSTED FUNDS FROM OPERATIONS RECONCILIATION
Core funds from operations	$21,019	$17,491	$60,343	$49,013
Add: non-rental property depreciation and amortization	83	—	162	—
Straight-line rent adjustments, net	(693)	(632)	(2,314)	(2,139)
Recurring capital expenditures	(876)	(249)	(1,290)	(940)
Lease renewal commissions and tenant improvements	(535)	(8)	(755)	(985)
Non-cash portion of interest expense	351	268	1,009	783
Non-cash compensation expense	1,092	742	3,192	2,227
ADJUSTED FUNDS FROM OPERATIONS	$20,441	$17,612	$60,347	$47,959

Non-GAAP Financial Measures

Net operating income (NOI): is defined as rental revenue, including reimbursements, less property expenses and real estate taxes, which excludes depreciation, amortization, general and administrative expenses, interest expense, interest income, asset management fee income, property acquisition costs, offering costs, gain on sales of real estate, and other expenses. The Company defines Cash NOI as NOI less straight-line rent adjustments and less intangible amortization in rental income. The Company considers NOI and Cash NOI to be appropriate supplemental performance measures because they reflect the operating performance of the Company’s properties and exclude certain items that are not considered to be controllable in connection with the management of the property. However, these measures should not be viewed as alternative measures of the Company’s financial performance since they exclude expenses which could materially impact the Company’s results of operations. Further, the Company’s NOI and Cash NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating NOI and Cash NOI.

Funds from Operations (FFO): is calculated in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, impairment write-downs of depreciable real estate, real estate related depreciation and amortization (excluding amortization of deferred financing costs and fair market value of debt adjustment) and after adjustments for unconsolidated partnerships and joint ventures. The Company uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year-over-year, captures trends in occupancy rates, rental rates and operating costs. The Company also believes that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare the Company’s operating performance with that of other REITs.

Core FFO and Adjusted FFO (AFFO): are presented excluding property acquisition costs, offering costs, lease termination income, and intangible amortization in rental income. AFFO of the Company also excludes non-rental property depreciation and amortization, straight-line rent adjustments, non-cash portion of interest expense, non-cash compensation expense and deducts recurring capital expenditures and lease renewal commissions and tenant improvements. In Core FFO and AFFO, the Company also excludes certain consultant services fees, which are non-recurring items that the Company does not believe is reasonably likely to recur within two years. The Company believes that Core FFO and AFFO are useful supplemental measures regarding the Company’s operating performance as they provide a more meaningful and consistent comparison of the Company’s operating performance and allows investors to more easily compare the Company’s operating results. However, because FFO, Core FFO and AFFO exclude rental property depreciation and amortization and capture neither the changes in the value of the Company’s properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of the Company’s properties, all of which have real economic effect and could materially impact the Company’s results from operations, the utility of FFO, Core FFO and AFFO as measures of the Company’s performance is limited. Other equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, the Company’s FFO, Core FFO and AFFO may not be comparable to such other REITs. FFO, Core FFO and AFFO should not be used as a measure of the Company’s liquidity, and are not indicative of funds available for the Company’s cash needs, including its ability to pay dividends.

Adjusted Earnings before Interest, Taxes, Depreciation, and Amortization (Adjusted EBITDA): represents net income (loss) (computed in accordance with GAAP) before interest, tax, depreciation and amortization, property acquisition costs, offering costs, consultant services fees, gain on sales of real estate, and intangible amortization in rental income. Adjusted EBITDA is deemed helpful to investors by the Company as a supplemental measure of the operating performance of a real estate company because it is a direct measure of the actual operating results of the Company’s industrial properties. The Company also uses this measure in ratios to compare its performance to that of its industry peers.

Forward-Looking Statements

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “should,” “project” or similar expressions. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, as updated by the Company’s subsequent reports filed with the Securities and Exchange Commission. Accordingly, there is no assurance that the Company’s expectations will be realized. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Source: STAG Industrial, Inc.

Contact:

STAG Industrial, Inc.

Brad Shepherd, Vice President, Investor Relations

617-226-4987

InvestorRelations@stagindustrial.com